Exhibit 99.1
NEWS RELEASE
For immediate release

Contact:	R. Scott Donovan, Chief Financial Officer
(203) 977-0199
Odyssey Re Holdings Corp. Reports Full Year and Fourth Quarter 2008 Results
Stamford, CT – February 19, 2009 – Odyssey Re Holdings Corp. (NYSE: ORH) reported net income available to common shareholders of $107.4 million, or $1.80 per diluted share, for the quarter ended December 31, 2008, compared to $243.0 million, or $3.48 per diluted share, for the quarter ended December 31, 2007. Operating income after tax(1) was $24.9 million, or $0.42 per diluted share, for the fourth quarter of 2008, compared to $59.5 million, or $0.85 per diluted share, for the fourth quarter of 2007. Included in the fourth quarter 2008 net income available to common shareholders were after-tax net realized gains of $82.5 million, or $1.38 per diluted share, compared to $183.5 million, or $2.63 per diluted share, for the fourth quarter of 2007.
For the year ended December 31, 2008, net income available to common shareholders was $543.1 million, or $8.50 per diluted share, compared to $587.2 million, or $8.23 per diluted share, for the year ended December 31, 2007. Operating income after tax was $93.1 million, or $1.46 per diluted share, for the year ended December 31, 2008, compared to operating income after tax of $236.8 million, or $3.32 per diluted share, for the year ended December 31, 2007.
Financial highlights for the fourth quarter and full year of 2008 include the following:
▪	Pre-tax net income for the quarter of $156.7 million, and for the year of $827.5 million;
▪	Total invested assets and cash as of December 31, 2008 of $7.9 billion, or $131.01 per common share, compared to $7.8 billion, or $111.90 per common share, as of December 31, 2007;
▪	For the full year, the repurchase of 9.5 million shares of common stock for an aggregate cost of $351.4 million, or $37.06 per share. No common shares were repurchased in the fourth quarter;
▪	Book value per common share as of December 31, 2008 of $45.37, an increase of 8.6% for the quarter, and 23.4% for the year;
▪	Operating income for the quarter was reduced by an after-tax charge of $30.7 million, or $0.51 per share, related to foreign currency translation.
Gross premiums written for the quarter ended December 31, 2008 were $494.1 million, a decrease of 5.9% compared to $525.3 million for the quarter ended December 31, 2007. This reflects a 9.3% increase in the Company’s insurance premiums compared to the fourth quarter of 2007, which is more than offset by a decline of 13.3% in the Company’s worldwide reinsurance premiums. Net premiums written during the fourth quarter of 2008 were $437.7 million, a decrease of 9.3% compared to fourth quarter of 2007 net premiums written of $482.4 million, resulting from an increase in reinsurance purchased related to our insurance business. The combined ratio for the fourth quarter of 2008 was 93.9%, compared to 93.7% for the fourth quarter of 2007.
Gross premiums written for the year ended December 31, 2008 were $2.29 billion, compared to $2.28 billion for the year ended December 31, 2007. Insurance gross premiums written increased by 7.5%, substantially offset by a 2.8% decrease in reinsurance gross premiums written. Net premiums written over the same period decreased to $2.03 billion from $2.09 billion. The combined ratio for the year ended December 31, 2008 was 101.2%, which included 11.7 combined ratio points related to current year catastrophe losses, compared to 95.5% for the year ended December 31, 2007, which included 4.7 combined ratio points related to current year catastrophe events.
Net investment income amounted to $54.9 million and $255.2 million for the fourth quarter and year ended December 31, 2008, respectively, compared to $77.0 million for the fourth quarter and $329.4 million for the year ended December 31, 2007. Net pre-tax realized gains were $126.9 million and $282.4 million for the fourth quarters of 2008 and 2007, respectively. Net pre-tax realized gains were $692.3 million and $539.1 million for the years ended December 31, 2008 and 2007, respectively. Net pre-tax realized gains for the quarters ended December 31,

2008 and 2007 were reduced by $256.3 million and $13.6 million, respectively, related to other-than-temporary impairments on certain investments.
For the quarter ended December 31, 2008, net cash flow from operations was negative $125.7 million. The recognition of realized investment gains on closed credit default swaps and total return swaps generated a substantial tax payment during the quarter. For the year, net operating cash flow was $112.1 million.
On December 30, 2008, OdysseyRe paid a cash dividend of $0.075 per common share to common shareholders of record on December 16, 2008.
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(1)	“Operating income” after tax is a non-generally accepted accounting principles (“GAAP”) financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income after tax is equal to net income available to common shareholders, excluding net realized gains. Although realized gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income available to common shareholders to operating income, after tax and related amounts per diluted share is as follows (in millions, except per share amounts):

	Three months ended, (unaudited)
	December 31, 2008		December 31, 2007
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$107.4	$1.80	$243.0	$3.48
Less: Net realized gains, after tax	(82.5)	(1.38)	(183.5)	(2.63)

Operating income, after tax	$24.9	$0.42	$59.5	$0.85

	Year ended, (unaudited)
	December 31, 2008		December 31, 2007
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$543.1	$8.50	$587.2	$8.23
Less: Net realized gains, after tax	(450.0)	(7.04)	(350.4)	(4.91)

Operating income, after tax	$93.1	$1.46	$236.8	$3.32

(2)	Book value per common share, a financial measure often used by investors, is calculated using common shareholders’ equity, a non-GAAP financial measure, which represents total shareholders’ equity, a GAAP financial measure, reduced by the equity attributable to our preferred stock. The common shareholders’ equity is divided by our common shares outstanding at each respective year end to derive book value per common share as reflected in the following table (in millions, except share and per share amounts):

	As of December 31,
	2008	2007
Total shareholders’ equity	$2,827.7	$2,654.7
Less: equity related to preferred stock	(94.4)	(97.5)

Total common shareholders’ equity	$2,733.3	$2,557.2

Common shares outstanding	60,242,949	69,521,494

Book value per common share	$45.37	$36.78

# # #
A conference call to discuss the financial results will be held at 10:00 a.m. Eastern Standard Time on Friday, February 20, 2009.
A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers not able to access the Internet may listen to the conference call by dialing (866) 575-6534 (domestic) or (913) 312-1517 (international), the passcode number is 5489334. A replay of the call will be available from 12:00 p.m. Eastern Standard Time on Friday, February 20, 2009, until 11:59 p.m. Eastern Standard Time on Sunday, March 1, 2009. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 5489334.
# # #

Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited, Newline Asia Services Pte. Ltd. and Newline Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Mexico City. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol, “ORH.”
# # #
Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one or more of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; risks relating to current governmental investigations; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Visit OdysseyRe’s web site – www.odysseyre.com – for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
# # #
Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $3,429,226 and $4,370,999, respectively)	$3,594,278	$4,402,260
Fixed income securities, held as trading securities, at fair value (amortized cost $474,465 and $232,505, respectively)	338,209	243,164
Redeemable preferred stock, at fair value (cost $510 and $2,086, respectively)	114	1,187
Equity securities:
Common stocks, at fair value (cost $1,628,611 and $805,707, respectively)	1,555,142	885,751
Common stocks, at equity	141,473	157,450
Short-term investments, at fair value (amortized cost $1,202,366 and $483,757, respectively)	1,202,360	483,757
Cash and cash equivalents	755,747	897,963
Cash and cash equivalents held as collateral	82,374	295,225
Other invested assets	222,841	412,687

Total investments and cash	7,892,538	7,779,444
Accrued investment income	66,575	70,597
Premiums receivable	496,418	470,227
Reinsurance recoverable on paid losses	82,999	83,123
Reinsurance recoverable on unpaid losses	690,171	643,509
Prepaid reinsurance premiums	94,797	60,528
Funds held by reinsureds	128,543	151,997
Deferred acquisition costs	139,069	150,800
Federal and foreign income taxes receivable	52,096	—
Other assets	83,303	90,776

Total assets	$9,726,509	$9,501,001

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,250,484	$5,119,085
Unearned premiums	701,955	724,272
Reinsurance balances payable	116,388	98,864
Funds held under reinsurance contracts	55,495	84,696
Debt obligations	489,278	489,154
Federal and foreign income taxes payable	—	13,615
Obligation to return borrowed securities	—	60,675
Other liabilities	285,174	255,940

Total liabilities	6,898,774	6,846,301

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 and 2,000,000 Series A shares and 1,872,000 and 2,000,000 Series B shares issued and outstanding, respectively	39	40
Common shares, $0.01 par value; 500,000,000 shares authorized; 60,264,270 and 69,684,726 shares issued, respectively	603	697
Additional paid-in capital	602,727	958,544
Treasury shares, at cost (21,321 and 163,232 shares, respectively)	(795)	(6,250)
Accumulated other comprehensive income, net of deferred income taxes	82,421	85,023
Retained earnings	2,142,740	1,616,646

Total shareholders’ equity	2,827,735	2,654,700

Total liabilities and shareholders’ equity	$9,726,509	$9,501,001

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Years Ended December 31,		Three Months Ended December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)	(unaudited)
REVENUES
Gross premiums written	$2,294,542	$2,282,682	$494,086	$525,335
Ceded premiums written	263,721	193,239	56,374	42,972

Net premiums written	2,030,821	2,089,443	437,712	482,363
Decrease in net unearned premiums	45,543	31,094	66,293	36,544

Net premiums earned	2,076,364	2,120,537	504,005	518,907
Net investment income	255,199	329,422	54,870	76,952
Net realized investment gains	692,259	539,136	126,891	282,350

Total revenues	3,023,822	2,989,095	685,766	878,209

EXPENSES
Losses and loss adjustment expenses	1,508,725	1,408,364	327,337	327,500
Acquisition costs	418,005	437,257	101,022	107,980
Other underwriting expenses	175,013	178,555	45,125	50,627
Other expense, net	60,419	14,006	47,227	2,696
Interest expense	34,180	37,665	8,353	9,379

Total expenses	2,196,342	2,075,847	529,064	498,182

Income before income taxes	827,480	913,248	156,702	380,027

Federal and foreign income tax provision (benefit):
Current	533,899	201,803	221,787	67,994
Deferred	(255,427)	115,870	(172,967)	66,952

Total federal and foreign income tax provision	278,472	317,673	48,820	134,946

Net income	549,008	595,575	107,882	245,081
Preferred dividends	(7,380)	(8,345)	(1,923)	(2,070)
Gain on redemption of Series B preferred shares	1,456	—	1,456	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$543,084	$587,230	$107,415	$243,011

BASIC
Weighted average common shares outstanding	63,384,032	70,443,600	59,325,231	69,221,744

Basic earnings per common share	$8.57	$8.34	$1.81	$3.51

DILUTED
Weighted average common shares outstanding	63,870,337	71,387,255	59,817,689	69,734,046

Diluted earnings per common share	$8.50	$8.23	$1.80	$3.48

DIVIDENDS
Dividends paid per common share	$0.275	$0.250	$0.075	$0.063

COMPREHENSIVE INCOME
Net income	$549,008	$595,575	$107,882	$245,081
Other comprehensive (loss) income, net of tax	(1,217)	76,190	113,996	31,821

Comprehensive income	$547,791	$671,765	$221,878	$276,902

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Years Ended			Three Months Ended
	December 31,		%	December 31,		%
	2008	2007	Change	2008	2007	Change
GROSS PREMIUMS WRITTEN
Americas	$776,387	$834,921	(7.0)%	$177,430	$191,960	(7.6)%
EuroAsia	596,710	565,608	5.5	104,845	134,993	(22.3)
London Market	381,764	349,874	9.1	103,301	86,167	19.9
U.S. Insurance	539,681	532,279	1.4	108,510	112,215	(3.3)

Total	$2,294,542	$2,282,682	0.5%	$494,086	$525,335	(5.9)%

NET PREMIUMS WRITTEN
Americas	$760,696	$817,849	(7.0)%	$174,103	$188,810	(7.8)
EuroAsia	569,289	542,058	5.0	99,928	131,724	(24.1)
London Market	306,526	305,601	0.3	82,691	71,943	14.9
U.S. Insurance	394,310	423,935	(7.0)	80,990	89,886	(9.9)

Total	$2,030,821	$2,089,443	(2.8)%	$437,712	$482,363	(9.3)%

NET PREMIUMS EARNED
Americas	$780,027	$841,869	(7.3)%	$193,267	$208,270	(7.2)%
EuroAsia	566,517	543,141	4.3	129,302	131,877	(2.0)
London Market	314,616	306,799	2.5	83,379	75,156	10.9
U.S. Insurance	415,204	428,728	(3.2)	98,057	103,604	(5.4)

Total	$2,076,364	$2,120,537	(2.1)%	$504,005	$518,907	(2.9)%

	Years Ended		Percentage	Three Months Ended		Percentage
	December 31,		Point	December 31,		Point
	2008	2007	Change	2008	2007	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	82.8%	78.6%	4.2	67.5%	99.2%	(31.7)
EuroAsia	70.1	64.2	5.9	60.6	53.2	7.4
London Market	59.9	49.0	10.9	49.9	12.0	37.9
U.S. Insurance	66.8	57.8	9.0	78.4	40.4	38.0

Total	72.7%	66.4%	6.3	65.0%	63.1%	1.9

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	32.5%	32.1%	0.4	33.7%	35.7%	(2.0)
EuroAsia	26.0	27.5	(1.5)	25.6	28.3	(2.7)
London Market	26.0	26.3	(0.3)	23.6	26.5	(2.9)
U.S. Insurance	26.7	26.8	(0.1)	28.8	26.0	2.8

Total	28.5%	29.1%	(0.6)	28.9%	30.6%	(1.7)

COMBINED RATIO
Americas	115.3%	110.7%	4.6	101.2%	134.9%	(33.7)
EuroAsia	96.1	91.7	4.4	86.2	81.5	4.7
London Market	85.9	75.3	10.6	73.5	38.5	35.0
U.S. Insurance	93.5	84.6	8.9	107.2	66.4	40.8

Total	101.2%	95.5%	5.7	93.9%	93.7%	0.2